Exhibit 99.1

News Release Contact: Michael A. Kuglin Chief Financial Officer P.O. Box 206, Whippany, NJ 07981-0206 Phone: 973-503-9252

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FOR IMMEDIATE RELEASE

Suburban Propane Partners, L.P. to Hold

Fiscal 2024 Second Quarter Results Conference Call

Whippany, New Jersey, April 24, 2024 -- Suburban Propane Partners, L.P. (NYSE:SPH), announced today that it has scheduled its Fiscal 2024 Second Quarter Results Conference Call for Thursday, May 9, 2024 at 9:00 AM Eastern Time.

Analysts, investors and other interested parties are invited to listen to management’s discussion of Fiscal 2024 Second Quarter results and business outlook by accessing the call via the internet at www.suburbanpropane.com, or by telephone as follows:

Phone #: (888) 664-6383

Ask for: Suburban Propane Fiscal 2024 Second Quarter Results Conference Call

In addition, a replay of the conference call will be available from 12:00 PM Eastern Time, Thursday, May 9, 2024 until 11:55 PM Eastern Time, Thursday, May 16, 2024 and can be accessed by dialing (888) 390-0541, Access Code 010270#. The replay will also be available via Suburban’s website until the replay for next quarter’s call is posted.

About Suburban Propane Partners, L.P.

Suburban Propane Partners, L.P. is a publicly traded master limited partnership listed on the New York Stock Exchange under the ticker symbol SPH. Headquartered in Whippany, New Jersey, Suburban has been in the customer service business since 1928 and is a nationwide distributor of propane, renewable energy and related products and services, as well as a marketer of natural gas and electricity and producer of and investor in low carbon alternatives. The Partnership serves the energy needs of approximately 1 million residential, commercial, governmental, industrial and agricultural customers through approximately 700 locations across 42 states. The Partnership is supported by three core pillars: (1) Suburban Commitment – showcasing the Partnership's 95-year legacy, and ongoing commitment to the highest standards for dependability, flexibility, and reliability that underscores the Partnership's commitment to excellence in customer service; (2) SuburbanCares– highlighting the Partnership's continued dedication to giving back to local communities across the Partnership's national footprint and (3) Go Green with Suburban Propane - promoting the clean burning and versatile nature of propane and renewable propane as a solution to a green energy future and its commitment to investing in and developing the next generation of renewable energy.

For additional information on Suburban Propane, please visit www.suburbanpropane.com.

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